UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2002


                 COMPETITIVE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



Delaware                 1-8696                   36-2664428
(State or other          (Commission File         (IRS Employer
jurisdiction             Number)                  Identification No.
of incorporation)



1960 Bronson Road, Fairfield, Connecticut         06824
(Address of principal executive offices)         (Zip Code)



Registrant's  telephone number, including area code
(203)  255-6044


1960 Bronson Road, Fairfield, Connecticut 06430

(Former name or former address, if changed since last report)


Item 5.  Other Events and Regulation FD Disclosure.

     On August 13, 2002, the United States District Court judge for the District of Colorado awarded approximately $54 million, plus certain interest from January 1, 2002, to the University of Colorado Foundation and other plaintiffs in the MaternaTM patent infringement litigation. As a result of its contract with the University of Colorado Foundation, Competitive Technologies, Inc.
(CTT) shares 18.2% of damages after attorneys' fees. If this judgment is not modified or appealed, CTT's share would be approximately $6 million plus its proportionate share of interest.

     Since the defendant may appeal this judgment, CTT is unable to predict when this lawsuit will finally be settled or when it will receive its share of damages finally awarded, if any. CTT has recorded no potential judgment proceeds in its financial statements to date.

     (See discussion of MaternaTM Litigation in Note 6 to CTT's
Condensed Financial Statements in its report on Form 10-Q for the quarterly period ended April 30, 2002, for further information related to this lawsuit.)



Item 7.  Financial Statements and Exhibits.

  (c)  Exhibits.                                           Page

       99.1 Registrant's press release dated
               August 14, 2002                             3-4


                           Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPETITIVE TECHNOLOGIES, INC.
                                   Registrant


Date:  August 16, 2002             S/ Frank R. McPike, Jr.
                                   By:  Frank R. McPike, Jr.

                                   Executive Vice President,
                                   Chief Financial Officer and
                                   Authorized Signer